UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  (Date of earliest event reported): June 14, 2012

DiMi Telematics International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52759 (Commission File Number)	20-4743354 (IRS Employer Identification No.)

290 Lenox Avenue, New York, NY  10027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633 - 3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

On June 14, 2012, the registrant entered into an agreement appended hereto as Exhibit 10.1 (the “Exchange Agreement”) with a present holder (the “Holder”) of its shares of common stock (the “Common Stock”) pursuant to which it agreed to issue to the Holder 1,000 shares of its newly created Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for the surrender by the Holder of 100,000,000.  The Certificate of Designation for the Preferred Stock, appended hereto as Exhibit 3.1, provides that the 1,000 shares of Preferred Stock will be returned to the registrant, at the option of the Holder, in consideration for the reissuance to the Holder of the 100,000,000 shares of Common Stock in the event that the registrant’s earnings per share as reported in its Annual Report on Form 10-K (the “Annual Report”) for its fiscal year ended August 31, 2013 is less than $0.01.  If the registrant’s earnings per share as reported in its Annual Report is equal to or greater than $0.01, then all shares of the Preferred Stock shall be redeemed without any consideration payable to the Holder.  The Preferred Shares were issued to the Holder in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

3.1	Certificate of Amendment

10.1	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiMi Telematics International, Inc.

Date: June 14, 2012	By:	/s/ Barry Tenzer
Barry Tenzer President

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